UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 16, 2015

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

Magellan Health, Inc. (the “Company”) provides behavioral healthcare management and other related services to members in the State of Iowa pursuant to contracts with the State of Iowa (the “Iowa Contracts”).  The Company currently has two contracts; the Iowa Medicaid Contract and Iowa Medicaid Integrated Health Home Provider Agreement (“IHH Agreement”).  As disclosed in the Company’s Form 10-Q, filed on October 24, 2014, these contracts generated revenue of $337.9 million for the nine months ended September 30, 2014.

Under the Iowa Medicaid Contract, the Company is responsible for providing managed mental health and substance abuse treatment to enrollees under a Medicaid 1915(b) waiver, as well as substance abuse treatment services plan funded by federal block grant and state appropriations under the authority of the Iowa Department of Public Health.  The Iowa Health and Wellness Plan for members who qualify as an “exempt individual”, as defined in 441 of the Iowa Admin. Code, were also added to the contract on January 1, 2014. The latest Iowa Medicaid Contract began on January 1, 2010 and extends through June 30, 2015, unless sooner terminated by the parties. We expect that the Iowa Medicaid Contract will be extended to coincide with the start date of new Iowa High Quality Healthcare Initiative, as discussed below, however there can be no assurance that the Iowa Medicaid Contract will be extended.  Under the IHH Agreement, the Company establishes a health home for individuals identified with serious and persistent mental illness through enrolled provider organizations capable of providing enhanced care.  The IHH Agreement began on July 1, 2013 and extends through June 30, 2016, unless sooner terminated by either party.  The IHH program is part of the new Iowa High Quality Healthcare Initiative and we expect that the end of the IHH agreement will coincide with the start date of the new initiative.

On February 16, 2015 the Iowa Department of Human Services (the “Agency”) released the Iowa High Quality Healthcare Initiative Request for Proposal (“RFP”).  The Agency intends to contract on a statewide basis with two to four successful bidders with a demonstrated capacity to coordinate care and provide quality outcomes for the Medicaid and Children’s Health Insurance Program (“CHIP”) populations. The program will enroll the majority of the Iowa Medicaid and CHIP populations and will also provide services for individuals qualifying for Iowa Department of Public Health (“IDPH”) funded substance abuse services.  The anticipated start of the contract is January 1, 2016 for an initial period of three years and the ability for the Agency to extend the contract for two additional two year terms. The RFP includes the services provided by the Company’s current Iowa Contracts.  The Company intends to submit a proposal on this RFP. There can be no assurance that the Company will be awarded a contract pursuant to the RFP, or that the terms of any contract awarded pursuant to the RFP will be similar to the current Iowa Contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: February 19, 2015	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer